Exhibit 99.1

CURIOSITYSTREAM ANNOUNCES FOURTH

QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

●	Fourth quarter 2021 revenue of $27.3 million, up 140% year over year

●	Full year 2021 revenue of $71.3 million, up 80% year over year

●	Fourth quarter 2021 international revenue more than doubled quarter over quarter, exceeded 50% of total revenue for the first time

●	Grew total paying subscribers over 50% year over year

●	Plans to increase subscription pricing in 2022

SILVER SPRING, Md. (March 24, 2022) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

“We are thrilled to announce that we exceeded our revenue target for the second year in a row, exceeding $71 million in 2021 as our investments in content, people, and technology continued to bear fruit” said Clint Stinchcomb, President & CEO. “Over the past year, we have more than doubled the size of our content library, and our 2022 content slate promises to be our biggest and best yet. Later this year, we plan to better align the value we bring to our subscribers with new subscription plan pricing. As a mission-driven company, we are relentlessly focused on satisfying humanity’s enduring curiosity about our world. Looking ahead to the remainder of 2022 and beyond, we are excited to fulfill our mission by delivering premium factual content that informs, enchants, and inspires.”

Fourth Quarter 2021 Financial Results

●	Revenue of $27.3 million, up from $11.4 million in the fourth quarter of 2020;

●	Gross profit of $10.0 million compared to $6.7 million in the fourth quarter of 2020;

●	Net loss of $(11.4) million compared to net loss of $(25.8) million in the fourth quarter of 2020; and

●	EBITDA of $(17.8) million compared to EBITDA of $(15.5) million in the fourth quarter of 2020.

Full Year 2021 Financial Results

●	Revenue for the full year of $71.3 million, up from $39.6 million for the full year 2020;

●	Total paying subscribers of approximately 23 million, up over 50% year-over-year;

●	Gross profit of $34.6 million for the full year 2021 compared to $24.2 million for the full year 2020;

●	Net loss of $(37.6) million for the full year 2021 compared to net loss of $(48.6) million for the full year 2020; and

●	EBITDA of $(51.9) million for the full year 2021 compared to $(38.5) million for the full year 2020.

Full Year 2021 Business Highlights

●	Generated over $10 million of content licensing revenue during the fourth quarter, compared to less than $6 million of content licensing revenue for the full year 2020;

●	Premiered original, high-profile documentaries such as DOUG TO THE RESCUE, RESCUED CHIMPANZEES OF THE CONGO WITH JANE GOODALL, new seasons of BUTTERFLY EFFECT and 4TH AND FOREVER, and new episodes of FASTER, BREAKTHROUGH, and our acclaimed feature-doc HEVAL; and an 8-part series SECRETS OF THE SOLAR SYSTEM (nominated for an Emmy award in the category of Outstanding Science and Technology Documentary for the Mars episode);

●	Entered into an enhanced strategic partnership with and investment into Nebula, the world’s largest creator-owned streaming and technology platform with over 450,000 paying subscribers and 140+ active creators who have over 120 million combined YouTube subscribers;

●	Partnered with SPIEGEL TV to accelerate international expansion, establish Curiosity Channel, and localize SVOD service in German-speaking Europe; and

●	Expanded factual content proposition through the acquisitions of One Day University and Learn25.

Financial Outlook

For the first half of 2022, CuriosityStream expects the following:

●	Revenue between $36 - $40 million, representing 50% year-over-year growth at the midpoint

●	EBITDA between $(36) - $(34) million

Conference Call Information

CuriosityStream will host a Q&A conference call today to discuss the Company’s Q4 and Full Year 2021 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in, toll free at (888) 510-2008 or International at (646) 960-0306 and reference conference ID# 3957505. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, the international expansion, success of the 2022 content slate, future subscription plan pricing and the information under the heading “Financial Outlook” in this press release. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2021, that we expect to file with the Securities and Exchange Commission (the “SEC”) on or around March 30, 2022, and in CuriosityStream’s other SEC filings. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s limited operating history; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; (vi) the ability to meet Nasdaq’s listing standards and (vii) privacy and data protection laws, privacy or data breaches, or the loss of data.

Non-GAAP Financial Measures

To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present EBITDA in this press release. Our use of non-GAAP financial measures, such as EBITDA, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use this non-GAAP financial measure in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. This measure provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of core operating results, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from EBITDA: other income (expense), income taxes, depreciation and amortization, and loss / (gain) on change in fair value on warrants.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (2) EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.

About Curiosity Inc.

Curiosity Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows and series covering science, nature, history, technology, society and lifestyle. With approximately 23 million paid subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; and Curiosity Studios, which oversees original programming. Curiosity Inc. recently completed the acquisition of One Day University, which provides access to engaging talks and lectures from the best university and college professors in the United States. Curiosity Inc. is a wholly owned subsidiary of CuriosityStream Inc. (Nasdaq: CURI). For more information, visit CuriosityStream.com.

Contacts:

CuriosityStream Communications

Ashley Huston

Ashley.Huston@CuriosityStream.com

CuriosityStream Investor Relations

Denise Garcia

IR@CuriosityStream.com

CuriosityStream Inc.

Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	December 31,
	2021	2020
Assets

Current assets
Cash and cash equivalents	$15,216	$11,203
Restricted cash	2,331	6,181
Short-term investments in debt securities	65,833	22,171
Accounts receivable	23,493	7,222
Other current assets	6,413	4,467
Total current assets	113,286	51,244

Investments in debt securities	15,430	2,825
Investments in equity method investees	9,987	-
Property and equipment, net	1,342	1,346
Content assets, net	72,682	32,926
Intangibles, net	1,369	-
Goodwill	2,793	-
Other assets	689	254
Total assets	$217,578	$88,595

Liabilities and stockholders’ equity (deficit)

Current liabilities
Current content liabilities	$9,684	$2,116
Accounts payable	3,428	3,577
Accrued expenses and other liabilities	12,429	3,313
Deferred revenue	22,430	12,678
Total current liabilities	47,971	21,684

Warrant liability	5,661	20,843
Non-current deferred rent liability	1,290	1,027
Other liabilities	721	67

Total liabilities	55,643	43,621

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value – 1,000 shares authorized at December 31, 2021 and 2020; zero shares issued and outstanding as of December 31, 2021 and 2020	-	-
Common stock, $0.0001 par value – 125,000 shares authorized at December, 2021 and 2020; 52,677 shares issued and outstanding at December 31, 2021; 40,289 shares issued and 39,542 shares outstanding as of December 31, 2020	5	4
Additional paid-in capital	352,334	197,507
Accumulated other comprehensive (loss) income	(222)	10
Accumulated deficit	(190,182)	(152,547)
Total stockholders’ equity (deficit)	161,935	44,974
Total liabilities and stockholders’ equity (deficit)	$217,578	$88,595

CuriosityStream Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020

Revenues	$27,276	$11,361	$71,261	$39,621

Operating expenses
Cost of revenues	17,240	4,670	36,673	15,418
Advertising and marketing	19,119	13,343	52,208	42,152
General and administrative	8,916	8,944	34,859	20,851
	45,275	26,957	123,740	78,421
Operating loss	(17,999)	(15,596)	(52,479)	(38,800)

Change in fair value of warrant liability	8,859	(10,120)	15,182	(10,120)
Interest and other income (expense)	(1,405)	(19)	486	500
Equity interests loss	(629)	-	(464)	-
Loss before income taxes	(11,174)	(25,735)	(37,275)	(48,420)
Provision for income taxes	232	61	360	179
Net loss	$(11,406)	$(25,796)	$(37,635)	$(48,599)

Less preferred dividends and accretion of issuance costs	-	(674)	-	(13,788)
Net loss attributable to common stockholders	$(11,406)	$(26,470)	$(37,635)	$(62,387)

Net loss attributable to common stockholders - diluted	(11,406)	(26,470)	(52,817)	(62,387)

Net loss per share attributable to common stockholders
Basic	$(0.22)	$(1.40)	$(0.73)	$(3.30)
Diluted	$(0.22)	$(1.40)	$(1.02)	$(3.30)
Weighted average number of common shares outstanding
Basic	52,644	18,929	51,482	18,931
Diluted	52,644	18,929	51,789	18,931

CuriosityStream Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the year ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(37,635)	$(48,599)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	(15,182)	9,521
Additions to content assets	(65,637)	(25,994)
Change in content liabilities	7,568	(1,190)
Amortization of content assets	27,881	9,695
Depreciation and amortization expenses	612	391
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	3,085	182
Stock-based compensation	6,964	4,300
Equity interests loss	464	-
Other non-cash items	240
Changes in operating assets and liabilities
Accounts receivable	(16,236)	(5,445)
Other assets	(2,652)	(1,584)
Accounts payable	(127)	(1,527)
Accrued expenses and other liabilities	7,414	1,093
Deferred revenue	9,999	5,644
Net cash used in operating activities	(73,242)	(53,513)

Cash flows from investing activities
Purchases of property and equipment	(351)	(367)
Business acquisitions	(5,362)	-
Investment in equity method investees	(9,638)	-
Sales of investments in debt securities	50,377	43,190
Maturities of investments in debt securities	41,900	10,750
Purchases of investments in debt securities	(151,861)	(28,118)
Net cash (used in) provided by investing activities	(74,935)	25,455

Cash flows from financing activities
Exercise of stock options	502	253
Exercise of warrants	54,898	-
Payments related to tax withholding	(454)	-
Proceeds from issuance of Common Stock	94,101	-
Proceeds from Business Combination and PIPE financing	-	41,506
Payment of offering costs	(707)	(5,136)
Borrowings on line of credit	-	9,758
Repayments on line of credit	-	(9,758)
Net cash provided by financing activities	148,340	36,623

Net increase in cash, cash equivalents and restricted cash	163	8,565
Cash, cash equivalents and restricted cash, beginning of period	17,384	8,819
Cash, cash equivalents and restricted cash, end of period	$17,547	$17,384

Supplemental schedule of non-cash financing activities:
Preferred dividends and accretion of issuance costs	$-	$13,788
Supplemental disclosure:
Interest payments	$-	$17
Cash paid for taxes	$269	$253

Reconciliation of GAAP Financial Metrics to Non-GAAP

(in thousands)

(unaudited)

Reconciliation of Net Loss to EBITDA

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020

Net loss	(11,406)	(25,796)	(37,635)	(48,599)

Change in fair value of warrant liability	(8,859)	10,120	(15,182)	10,120
Interest and other (income) expense	1,405	19	(486)	(500)
Provision for Income taxes	232	61	360	179
Equity interests loss	629	-	464	-
Depreciation and amortization	209	80	612	336
EBITDA	$(17,790)	$(15,516)	$(51,867)	$(38,464)